UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 17, 2016

FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street
Boston, MA 02199
(Address of principal executive offices, including zip code)
(617) 292-9600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2016, the Federal Home Loan Bank of Boston (the “Bank”) reported via Form 8-K (the “Original 8-K”) that member director Stephen R. Theroux had notified the Bank on May 17, 2016 that upon the successful completion of the then pending merger between New Hampshire-based Lake Sunapee Bank Group and Maine-based Bar Harbor Bankshares (the “Merger”), Lake Sunapee Bank would cease to exist as a separately chartered institution. The Bank reported in the Original 8-K that Mr. Theroux would no longer be a director of a New Hampshire member of the Bank following the Merger, and that as a result, Mr. Theroux would cease to meet the eligibility requirements to serve as a member director representing the State of New Hampshire and the directorship held by him would become immediately vacant.

On January 12, 2017, Mr. Theroux notified the Bank that effective on that date, he was appointed Vice President, Government Relations of American European Insurance Company, a New Hampshire insurance company member of the Bank. Since Mr. Theroux continues to serve as an officer of a New Hampshire member of the Bank, he continues to meet the eligibility requirements to serve as, and remains, a member director of the Bank, notwithstanding the consummation of the Merger on January 13, 2017.

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 17, 2017	Federal Home Loan Bank of Boston
By:/s/ Frank Nitkiewicz
Frank Nitkiewicz
Executive Vice President and Chief Financial Officer